UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 to

                 Form S-8 Registration Statement No. 333-179184

                 Form S-8 Registration Statement No. 333-232604

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CARBON ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                              26-0818050
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification Number)

                           1700 Broadway, Suite 1170,
                             Denver, Colorado 80290
                                 (720) 407-7030
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            2011 Stock Incentive Plan
                          2019 Long Term Incentive Plan
                           (Full Titles of the Plans)

                               Patrick R. McDonald
                             Chief Executive Officer
                           1700 Broadway, Suite 1170,
                             Denver, Colorado 80290
                                 (720) 407-7030
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                 William T. Hart
                                Hart & Hart, LLC
                              1624 N Washington St.
                                 Denver CO 80203
                                 (303) 839-0061

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer      |_|            Accelerated filer      |_|

   Non-accelerated filer      |X|            Smaller reporting      |X|
                                                       company

                                               Emerging growth      |_|
                                                       company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

                          DEREGISTRATION OF SECURITIES

     This post-effective amendment removes from registration the shares of the common stock of Carbon Energy Corporation, a Delaware corporation (the "Company") registered under the following Registration Statements on Form S-8 filed by the Company (the "Registration Statements") with the U.S. Securities and Exchange Commission (the "SEC") pertaining to the registration of the Shares offered under certain employees benefit and equity plans and agreements and which remain unsold.

                          Date filed       Name of Equity
      Registration No.  with the SEC     Plan or Agreement          Shares
      ----------------  ------------     -----------------          ------

      333-179184        1/26/2012     2011 Stock Incentive Plan   12,600,000

      333-232604        7/11/2019     2019 Long Term Incentive Plan  500,000


     On October 27, 2020 the Company filed a Form 15 with the SEC. As a result, the Company has terminated the offering of the Company's securities pursuant to the Registration Statements shown above.

     In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares which remain unsold at the termination of the offering, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Carbon Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on October 27, 2020.

                                                 CARBON ENERGY CORPORATION


                                                By:/s/ Patrick R. McDonald
                                                   ---------------------------
                                                   Partick R. McDonald
                                                   Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Patrick R. McDonald   Chief   Executive    Officer,       October  27, 2020
-----------------------   ------------------------------      -----------------
Patrick R. McDonald

/s/ Erich Kirsch  Principal Financial and Accounting Officer  October  27, 2020
----------------  ------------------------------------------  -----------------
Erich Kirsch

/s/ James H. Brandi                  Director                 October  27, 2020
------------------------          -------------               -----------------
James H. Brandi

/s/ John A. Bailey                   Director                 October  27, 2020
------------------------          -------------               -----------------
John A. Bailey

/s/ Peter A. Liedel                  Director                 October  27, 2020
------------------------          -------------               -----------------
Peter A. Liedel

/s/ Edwin H. Morgens                 Director                 October  27, 2020
------------------------          -------------               -----------------
Edwin H. Morgens